SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-13176	59-2007840
(Commission File Number)	(I.R.S. Employer Identification No.)

1666 Kennedy Causeway Avenue, Suite 308 North Bay Village Florida	33141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 861-0075

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 22, 2005, the Board of Directors of Non-Invasive Monitoring Systems, Inc. appointed Gary W. Macleod as Chief Executive Officer, to serve at the discretion of the Board of Directors and as a member of the Board of Directors, to serve until to hold office until the next annual meeting of our stockholders or until his successor has been elected and qualified.

Gary W. Macleod:

Gary W. Macleod was President and Chief Executive Officer of V-Mobile, Inc. from 2003 to the present. From 2002 to 2003, Mr. Macleod was President and Chief Executive Officer unplugin, Inc. Mr. Mcleod served as President and Chief Executive Officer of Courtroom Technologies, Inc. from 1991 to 2000. Mr. Mcleod is a business graduate of Franklin Pierce College in New Hampshire, graduating in 1985.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

Dated: August 23, 2005	/s/ Gary W. Macleod
Gary W. Macleod
Chief Executive Officer